UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 16, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This exhibit is not filed, but furnished pursuant to Regulation FD:

99.1            Press release dated June 16, 2003 regarding Crown Pacific Partners, L.P.’s continued recapitalization negotiations with its lenders and the extension of the previously announced forbearance agreements with their bank lenders and bondholders through June 30, 2003.

Item 9.  Regulation FD Disclosure

On June 16, 2003 Crown Pacific Partners, L.P. issued a press release announcing that it was continuing its recapitalization negotiations with its lenders and that the previously announced forbearance agreements with its bank lenders and bondholders have been extended through June 30, 2003.

The Partnership cannot predict whether it will be successful in its recapitalization efforts.  As previously discussed, if the Partnership is not successful in negotiating a recapitalization with its lenders, it will likely seek protection through a Chapter 11 bankruptcy proceeding to protect the interests of all stakeholders.

The Partnership intends to remain a reliable supplier of its products to customers, and does not expect any interruption to its operations as a result of a recapitalization.

A copy of the June 16, 2003 press release is included as exhibit 99.1 hereto. This  information is being furnished under Item 9 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2003	CROWN PACIFIC PARTNERS, L.P.

By: Crown Pacific Management Limited
Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)